Exhibit 10.2

Remark Media, Inc.
3930 Howard Hughes Parkway, Suite 400
Las Vegas, Nevada 89169

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Remark Media, Inc., a Delaware corporation (the “Company”), as follows:

1.           This Subscription Agreement, including the Terms and Conditions For Purchase of Shares attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.           The Company has authorized the sale and issuance to certain investors of up to an aggregate of (i) 275,000 authorized and unissued shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”).  The public offering price is $4.00 per share.

3.           The offering and sale of the Shares (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3, File No. 333-202024 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) (including the prospectus contained therein (the “Base Prospectus”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Shares, the terms of the Offering and the Company and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.           The Company and the Investor agree that at the Closing (as defined in Section 3.1 of Annex I), the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of Shares set forth below for the Aggregate Purchase Price for the Shares set forth below.  The Investor acknowledges that the Offering is not being underwritten by the placement agents named in the Prospectus Supplement and that there is no minimum offering amount.

5.           During the period beginning on and including the date of the Prospectus and continuing through and including the date that is thirty (30) days after the date of the Prospectus, the Company agrees not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any shares of Common Stock, any securities of the Company substantially similar to the Common Stock or any securities convertible into, repayable with, exchangeable or exercisable for, or that represent the right to receive any, shares of Common Stock or any securities of the Company substantially similar to the Common Stock, or publicly announce an intention to do any of the foregoing, without the prior written consent of the Purchasers (as defined in the Placement Agreement) of a majority of the Shares sold in the Offering; provided, however, that if: (1) during the last 17 days of such 30-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 30-day period, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of such 30-day period, the restrictions imposed by this Section 5 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Notwithstanding the provisions set forth in this Section 5, the Company may (1) issue the Shares in this Offering, (2) issue shares, and options to purchase shares, of Common Stock pursuant to equity incentive plans described in the Registration Statement, the Disclosure Package (as defined below) and the Prospectus, as those plans are in effect on the date of this Agreement, (3) issue shares of Common Stock upon the exercise of stock options that are described in the Registration Statement, the Disclosure Package and the Prospectus and that are outstanding on the date of this Agreement, or are issued following the date of this Agreement pursuant to equity incentive plans described in the Registration Statement, the Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, (4) issue shares of Common Stock upon the exercise of non-plan stock options and warrants that are described in the Registration Statement, the Disclosure Package and the Prospectus and (5) issue shares of Common Stock upon the conversion of convertible indebtedness that is described in the Registration Statement, the Disclosure Package and the Prospectus and that is outstanding on the date of this Agreement. No consideration shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of any lock-up agreement entered into in connection with the Placement Agreement (or that has the effect of amending, modifying or waiving any provision of any lock-up agreement entered into in connection with the Placement Agreement) unless the same consideration also is offered to the Investor.

6.           The manner of settlement of the Shares purchased by the Investor shall be determined by such Investor as follows (check one):

[          ]   A.  Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by Computershare, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)
DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

[TBD]

—OR—

[          ]  B.  Delivery versus payment (“DVP”) through DTC (i.e., on the Closing Date, the Company shall issue Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent directly to the account(s) at Maxim identified by the Investor; upon receipt of such Shares, Maxim shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by Maxim by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY MAXIM OF THE ACCOUNT OR ACCOUNTS AT MAXIM TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)
CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT MAXIM TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER.  IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

7.      The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

____________________________________________________________________

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8.      The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated February 17, 2015, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.  The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”).  Such information may be provided to the Investor by any means permitted under the Securities Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

9.      No offer by the Investor to buy Shares will be accepted until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or Maxim on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.  An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

10.      The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

Number of Shares:

Purchase Price per share:  $                    4.00

Aggregate Purchase Price For the Shares:  $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: March 30, 2015

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted

this 30th day of March 2015:

Remark Media, Inc.

By:
Name:  Douglas Osrow
Title:    Chief Financial Officer

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.           Authorization and Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.           Agreement to Sell and Purchase the Shares; Placement Agent.

                              2.1           At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares as set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of the Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

                              2.2           The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”  The Company also proposes to enter into separate Subscription Agreements with two additional investors with respect to the sale of Shares.

                              2.3           Investor acknowledges that the Company has agreed to pay Maxim Group LLC (the “Placement Agent”) a fee (the “Placement Fee”) and to reimburse the Placement Agent for certain expenses in respect of the sale of the Shares to the Investor.

                              2.4           The Company has entered into a Placement Agent Agreement, dated the date hereof, (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.  The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in the Company’s Form 8-K to be filed with the Commission in connection with the Offering.  The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3.           Closings and Delivery of the Shares and Funds.

                              3.1           Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur on March 31, 2015 (the “Closing Date”) at a place and time to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the Closing, (a) the Company shall cause Computershare, the Company’s “Transfer Agent”, to deliver to the Investor the number of Shares purchased by the Investor as set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

                              3.2           Conditions to the Obligations of the Parties.

(a)           Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the aggregate purchase price for the Shares being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)           Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied.  The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company.  The Investor understands and agrees that, in the event that the Placement Agent in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Placement Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Placement Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

                              3.3           Delivery of Funds.

(a)           DWAC Delivery.  If the Investor elects to settle the Shares purchased by such Investor through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) delivery system, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company:

[TBD]

(b)           Delivery Versus Payment through The Depository Trust Company.  If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at the Placement Agent to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Investor.

                              3.4           Delivery of Shares.

(a)           DWAC Delivery.  If the Investor elects to settle the Shares purchased by such Investor through DTC’s DWAC delivery system, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares.  Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent.  Upon the closing of the Offering, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

(b)           Delivery Versus Payment through The Depository Trust Company.  If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify the Placement Agent of the account or accounts at the Placement Agent to be credited with the Shares being purchased by such Investor.  On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) at the Placement Agent identified by Investor.  Upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by the Placement Agent by wire transfer to the Company.

4.           Representations, Warranties and Covenants of the Investor.

                              The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

                              4.1           The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the Shares set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

                              4.2           (a)  No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Base Prospectus, the Prospectus Supplement or any free writing prospectus.

                              4.3           (a)  The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

                              4.4           The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

                              4.5           The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 13 of this Annex.

                              4.6           Since the time at which the Placement Agent first contacted such Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities).  The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  The Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.           Survival of Representations, Warranties and Agreements; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.  The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

6.           Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a)           if to the Company, to:

Remark Media, Inc.,
3930 Howard Hughes Parkway, Suite 400
Las Vegas, Nevada 89169
Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attention: Robert Friedman, Esq.
Fax: (212) 451-2222

(b)           if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.           Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.         Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.        Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12.        Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s  signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Investor.

13.        Press Release; 8-K Filing.  The Company and the Investor agree that the Company shall (a) prior to the opening of the financial markets in New York City on March 30, 2015 issue a press release announcing the Offering and disclosing all material information regarding the Offering and (b) prior to the opening of the financial markets in New York City on March 31, 2015 file a current report on Form 8-K with the Securities and Exchange Commission including, but not limited to, a form of this Agreement as exhibits thereto (the “8-K”).  Effective upon the filing of the 8-K, the Company acknowledges and agrees that any and all confidentiality and similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. From and after the issuance of the aforementioned press release, the Investor shall not be deemed to be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents.

14.         Provision of Information. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of such Investor.  To the extent that the Company or any of its subsidiaries or any of their  respective officers, directors, affiliates, employees and agents delivers any material, non-public information to an Investor without such Investor's consent, the Company hereby covenants and agrees that such Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty not to trade on the basis of, such material, non-public information or any other obligation with respect to such information.

15.        Termination.  In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

EXHIBIT A

____________________________________________

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:	___________________________
2. The relationship between the Investor and the registered holder listed in response to item 1 above:	___________________________
3. The mailing address of the registered holder listed in response to item 1 above:	___________________________
4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:	___________________________
5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):	___________________________
6. DTC Participant Number:	___________________________
7. Name of Account at DTC Participant being credited with the Shares:	___________________________
8. Account Number at DTC Participant being credited with the Shares:	___________________________

A-1